UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 25, 2012 (May 23, 2012)
Date of Report (Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY International Inc. was held on May 23, 2012. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.	Election of Directors

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Willie A. Deese	114,546,365	2,310,524	91,518	8,179,734
Leslie A. Jones	113,683,721	3,208,209	56,477	8,179,734
Bret W. Wise	112,622,804	4,223,077	102,526	8,179,734

2.
Proposal to ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company's internal control over financial reporting for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions
123,806,024	1,072,752	249,365

3.	Proposal to approve the non-binding advisory vote on the Company's Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,067,642	4,314,169	566,596	8,179,734

4.	Stockholder proposal to eliminate the classified board.

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,645,368	25,007,743	295,296	8,179,734

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY International Inc.

By: /s/Deborah M. Rasin
Deborah M. Rasin
Vice President, Secretary & General Counsel

Date: May 25, 2012